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                                                                    EXHIBIT 10.3

                              SECOND RENEWAL OF THE
                              EMPLOYMENT AGREEMENT
                                 OF TOM BOBOWSKI

      THIS SECOND RENEWAL of that certain Employment Agreement, made effective as of March 4, 2002, as previously renewed ("Original Agreement"), by and between Global Preferred Holdings, Inc., a Delaware corporation (the "Company"), and Tom Bobowski ("You" or "Your", and together with the Company, collectively referred to as the "Parties") is made effective as of the 1st day of January, 2004 between the Parties.

                              W I T N E S S E T H:

      WHEREAS, the Parties each desire to renew the Original Agreement, as set forth herein;

      NOW THEREFORE, in consideration of the mutual premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by the Parties hereto, the Parties, intending to be legally bound, hereby agree as follows:

      1. Defined Terms. All defined terms in the Original Agreement shall have the same meaning herein unless the context requires otherwise or unless redefined herein.

      2. Renewal and Term of Employment. This Second Renewal shall serve as a written renewal of the Original Agreement as required by Section 3 of that Original Agreement in order to extend the term of Your employment. You shall continue to serve as Vice President of Marketing of the Company and have those duties set forth in Section 1 of the Original Agreement until December 31, 2004 (such additional term to be referred to as a "Renewal Term" which shall be included in the definition of "Employment Period" for the purposes of the Original Agreement), subject to the terms and conditions regarding termination or expiration as described in the Original Agreement.

      3. Choice of Law. The internal law, and not the laws of conflicts, of the State of Georgia, will govern this Second Renewal.

      4. Remaining Provisions. All other terms and conditions of the Original Agreement not modified by this Second Renewal shall remain as originally set forth in the Original Agreement.

      5. Counterparts. This Second Renewal may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

                       SIGNATURES BEGIN ON THE NEXT PAGE.

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      IN WITNESS WHEREOF, the parties hereto have executed this Second Renewal as of the date first set forth herein above.

                                                 GLOBAL PREFERRED HOLDINGS, INC.

                                                 By:     /s/ Edward F. McKernan
                                                     ---------------------------
                                                     Edward F. McKernan
                                                     Chief Executive Officer

                                                     /s/ Tom Bobowski
                                                 -------------------------------
                                                 TOM BOBOWSKI